                                                                    EXHIBIT 99.1


         HORIZON MEDICAL PRODUCTS REPORTS FIRST QUARTER NET SALES UP 16%
                    COMPARED TO SAME PERIOD IN 2003 AND THIRD
            CONSECUTIVE QUARTERLY PROFIT - EXCLUDING ONE TIME CHARGE

ATLANTA--May 4, 2004--Horizon Medical Products, Inc. (AMEX:HMP) today reported financial results for the three months ended March 31, 2004. Highlights of the first quarter of 2004 include:

    --  Net sales increase of 16% compared with the first quarter of 2003

    -- Third consecutive quarterly profit - excluding one-time charge related to separation payments

    -- Nationwide launch of the Vortex(R) port system and port line enhancements

    --  Nationwide launch of LifeGuard(R) Safety Needle line extensions

Net sales for the three months ended March 31, 2004 were $7,086,040, an increase of 16% compared with 6,087,516 for the three months ended March 31, 2003. The increase was due to continued growth from the Vortex(R) family of products and increased traction by Horizon's direct sales force as they continued to expand their call points.

Gross profit for the first quarter of 2004 increased 16% to $4,222,842, or 59.6% of net sales, compared with gross profit of $3,634,357, or 59.7% of net sales, in the first quarter of 2003. Gross margins remained stable, continuing to reflect the manufacturing efficiencies realized in previous quarters.

Selling, general and administrative expenses were $4,640,604 for the three months ended March 31, 2004, an increase of $995,554 from $3,645,050 for the three months ended March 31, 2003. The increase is primarily the result of a one-time charge, taken by the Company in the first quarter of 2004, for separation payments payable to Marshall B. Hunt and William E. Peterson, Jr., each of whom resigned his position with the Company in the first quarter of 2004. As a result of these charges, the Company reported an operating loss for the first quarter of 2004 of $417,762, compared with an operating loss for the first quarter of 2003 of $10,693. Excluding the effects of the one-time charges, the Company had operating income of $607,818, in the first quarter of 2004.

The net loss for the first quarter of 2004 was $995,770, or $0.02 per share, compared with a net loss of $652,604, or $0.02 per share, for the first quarter of 2003. Excluding the effects of the one-time charges, net income for the first quarter of 2004 would have been $29,810.

EBITDA, or earnings before interest, taxes, depreciation and amortization, for the first quarter of 2004 was ($94,173) compared with $348,871 for the first quarter of 2003. In 2004, the contribution to gross profit from the increase in sales was more than offset by the one-time separation charges, thus causing the decrease in EBITDA as compared with the first three months of 2003. A reconciliation of EBITDA to net loss, which management believes is the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles in the United States, appears in the financial tables at the end of this press release.

"We continue to make steady progress in the turnaround in our operations that began three quarters ago," commented Bob Wenzel, President, Chief Operating Officer and Interim Chief Executive Officer of Horizon Medical Products. "We are delighted with the efforts of our direct sales force and note that a new product, the Vortex(R) MP Port System, and line extensions to both the Vortex and to our LifeGuard(R) Safety Needle were also introduced during the quarter, thus broadening our portfolio for our talented sales organization."

Mr. Wenzel added, "As a significant component of our growth strategy, we intend to continue to develop and/or acquire additional cutting-edge products to sell into our oncology call points, while continuing to maintain manufacturing efficiencies."

Conference Call

The Company has scheduled a conference call to discuss this announcement beginning at 10:00 a.m. Eastern Time today. To participate in the call, a few minutes prior to the start time please dial 800-299-9630 in the U.S. or 617-786-2904 for international callers. Those unable to participate are invited to listen to a recording of the call and Question and Answer session from 12:00 noon Eastern Time May 4th through midnight Eastern Time May 6th, by dialing 888-286-8010 in the U.S. or 617-801-6888 and entering access code 90059623.

Alternatively, individual investors are invited to listen to the conference call over the Internet at the Company's Web Site, www.hmpvascular.com. To listen to the live call, please go to the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. A replay will begin shortly after the call has ended and will be available for 14 days.

About Horizon Medical Products

Horizon Medical Products, Inc. headquartered in Atlanta, is a world leader in design, development, manufacture and sale of technologically advanced, high value-added, percutaneous vascular and spinal access systems. The Company's oncology product lines include implantable ports, some of which feature its proprietary VTX(R) technology; tunneled central venous catheters; and stem-cell transplant catheters used primarily in cancer treatment protocols. The Company also markets a complete line of acute and chronic dialysis catheters. In June 2003, the Company gained exclusive U.S. rights to distribute Medtronic Inc.'s Hepatic Arterial Infusion (HAI) product line, including sales and case support of Medtronic's IsoMed(R) Infusion System and related products. Its Internet address is www.hmpvascular.com.

Forward-Looking Statements

Certain statements and information included herein may constitute "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on current expectations and may be significantly impacted by certain risks and uncertainties described herein and various documents filed by the Company with the U.S. Securities and Exchange Commission, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and the Company's Quarterly Reports on Form 10-Q. There can be no assurances that statements made in this press release relating to future events will be achieved. The Company undertakes no obligations to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.


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


Results of Operations                                                 Three Months Ended
                                                                            March 31,
                                                                           (Unaudited)
                                                                   2004                   2003
                                                               ------------          ------------
Net sales                                                      $  7,086,040          $  6,087,516
Cost of goods sold                                                2,863,198             2,453,159
                                                               ------------          ------------
Gross profit                                                      4,222,842             3,634,357
Selling, general and administrative expenses                      4,640,604             3,645,050
                                                               ------------          ------------
            Operating loss                                         (417,762)              (10,693)
                                                               ------------          ------------
Other expense:
            Interest expense                                       (569,574)             (627,662)
            Other expense                                            (8,434)              (14,249)
                                                               ------------          ------------
                                                                   (578,008)             (641,911)
                                                               ------------          ------------
Net Loss                                                       $   (995,770)         $   (652,604)
                                                               ============          ============

Basic and diluted earnings per share:
   Net loss per share- basic and diluted                       $      (0.02)         $      (0.02)
                                                               ============          ============
Weighted average common shares outstanding -
    basic and diluted                                            43,888,084            33,904,765
                                                               ============          ============
EBITDA (1)                                                     $    (94,173)         $    348,871
                                                               ============          ============


(1) EBITDA (defined as earnings before interest, taxes, depreciation and amortization) is a metric that management believes is a meaningful measurement of operating performance as it allows analysts and investors to compare the performance of the Company against other competitors in the healthcare industry. Additionally, the Company's management utilizes EBITDA, in addition to net sales, as one of the factors in determining its management performance bonuses. The calculation of EBITDA has no basis in Generally Accepted Accounting Principles ("GAAP") and may not be consistent with the calculations of EBITDA used by other companies in our industry or otherwise. Investors are urged to evaluate the Company's net income (loss) as measured under GAAP, because EBITDA excludes significant items from our results of operations which must be considered in performing a comprehensive assessment of the Company's overall financial performance.

The reconciliation of EBITDA to net income(loss), which management believes is the most directly comparable financial measure calculated and presented in accordance with GAAP, is as follows:

EBITDA                                                     $ (94,173)      $ 348,871
  Deduct:
      Depreciation & Amortization in Cost of
        Goods Sold                                           (33,418)       (51,674)
      Depreciation & Amortization in Selling,
        General, and Administrative expenses                (298,605)      (322,139)
      Interest expense, net                                 (569,574)      (627,662)
                                                           ---------      ---------
Net Loss                                                   $(995,770)     $(652,604)
                                                           =========      =========

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

                                                           March 31,
                                                             2004        December 31,
Financial Condition                                       (Unaudited)       2003
                                                          -----------    -----------
Cash and cash equivalents                                 $ 1,537,769    $ 1,806,444
Total current assets                                      $11,982,638    $12,146,130
Total assets                                              $34,646,532    $35,186,431
Total current liabilities                                 $ 4,038,876    $ 3,345,229
Current portion of long-term debt                         $ 1,347,313    $ 1,396,824
Long-term debt, net of current portion                    $16,660,603    $16,999,228
Shareholders' equity                                      $13,860,587    $14,751,808


                  CONTACT: Horizon Medical Products, Inc
                           Robert J. Wenzel, 706-846-3126
                           www.hmpvascular.com
                           or
                           Investor Contacts
                           Horizon Medical Products, Inc.
                           Susan Davis, 800-472-5221
                           sdavis@hmpvascular.com

                  SOURCE:  Horizon Medical Products, Inc.